Exhibit 99.1

Stabilis Solutions Reports Record Second Quarter Revenues

HOUSTON, August 04, 2021 -- Stabilis Solutions, Inc., ("Stabilis" or “the Company”) (NASDAQ: SLNG), a leading provider of energy transition services including liquefied natural gas (“LNG”) and hydrogen fueling solutions, today reported its financial results for its second quarter ended June 30, 2021.

Second Quarter and Recent Events Highlights:

•Reported revenues of $16.1 million, the highest second quarter revenues ever reported
•Delivered 13.7 million gallons of LNG, a new record for gallons delivered in any quarter
•Acquired LNG Production Facility in Port Allen, Louisiana increasing the Company’s total LNG production capacity by approximately 30%
•Signed Memorandum of Understanding (“MOU”) with the Port of Corpus Christi to construct and operate LNG marine fueling infrastructure
•Added second Gulf Coast LNG marine fueling location by signing an MOU with the Galveston Wharves for the construction and operation of LNG marine fueling infrastructure
•Secured $10 million loan facility to fund working capital growth
•Achieved NASDAQ market listing
•Joined Russell Microcap Index

Second Quarter Results:

For the second quarter ended June 30, 2021, Stabilis reported revenues of $16.1 million, the Company’s highest ever second quarter revenues, which was an $11.0 million or 221% increase from the same period in 2020. The Company’s previous highest second quarter revenues were $11.1 million in 2019. Stabilis has posted the Company’s two highest revenue quarters ever in the first two quarters of 2021 with $33.7 million of revenues through the first six months of 2021.

Revenues from Stabilis’ LNG segment were $14.4 million, a $10.4 million or 257% increase compared to Q2 of 2020. The Company delivered 13.7 million gallons of LNG to customers during the second quarter, representing a year-over-year increase of 9.1 million gallons or 197%. The Company’s power delivery segment contributed $1.7 million in revenue, a year-over-year increase of $0.7 million or 70%.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $1.6 million, a $2.3 million improvement over the second quarter 2020. Adjusted EBITDA (excluding non-recurring items) was $0.5 million, a $1.3 million improvement over the second quarter of 2020.

Net income for the second quarter of 2021 was a loss of ($1.0 million) an improvement of $2.4 million compared to the same period last year.

"Stabilis just posted the best two quarters of revenue performance in the Company’s history in 2021, and our second quarter 2021 revenue was a second quarter record,” said Jim Reddinger, President and Chief Executive Officer of Stabilis. “We are optimistic about the remainder of 2021 with a number of new customer projects and investment opportunities ahead of us.”

On June 1, Stabilis completed the acquisition of an LNG production facility in Port Allen, Louisiana. The facility is strategically located along the Gulf Coast and will support some of the Company’s largest customers in the region and accelerate Stabilis’ growth in the LNG marine fueling market. The Port Allen facility has nameplate production capacity of 30,000 LNG gallons per day which increases Stabilis’ total capacity by approximately 30 percent.

“The Port Allen LNG production facility acquisition was an important milestone in Stabilis’ growth plans,” said Reddinger. “Not only does it increase our production capacity substantially and improve our access to the marine fueling market, but it also demonstrates the significant consolidation potential that exists in our distributed LNG markets. Stabilis will continue to evaluate accretive acquisition opportunities going forward.”

On May 4, the Company announced a MOU with the Port of Corpus Christi Authority to develop and market marine fueling capabilities to attract LNG-capable vessels. On August 2, the Company announced a second marine fueling MOU with the Galveston Wharves, giving the Company two major LNG fueling locations in the Gulf Coast. The marine bunkering market is expected to be a significant growth driver for Stabilis in 2022 and beyond.

Reddinger continued, “The LNG marine fueling market is projected to grow rapidly as ship operators and ports seek to meet their environmental and sustainability objectives. We expect the global demand for LNG marine fuel will grow over 30% per year for at least the next five years because LNG fuel is a practical and cost effective way for ship owners and operators to reduce their harmful emissions. Stabilis plans to add additional ports to our marine fueling network soon, and we are targeting our first marine LNG fueling events for later this year. As our marine customers pursue their environmental, commercial, and operational goals in the energy transition, Stabilis will be there to support them.”

On April 13, the Company announced that it had secured a $10 million credit facility to support its growth in working capital needs. The credit facility has a 10-year term and allows Stabilis to draw a principal amount of up to $10 million during the first 3 years of the agreement. The note is interest bearing only for the first three years and fully amortizing beginning in the fourth year. The note bears a fixed interest rate of 5.75% through April 8, 2026 and U.S. Prime Rate plus 2.5% thereafter. The note is secured by a portion of Stabilis' cryogenic rolling stock.

On April 29, the Company was approved for listing and commenced trading on the Nasdaq Stock Market, LLC under the ticker symbol “SLNG” to further enhance its visibility in the marketplace and attract a larger pool of interested investors.

Cash and cash equivalents as of June 30, 2021 were $3.3 million as compared with $3.1 million, as of March 31, 2021.

Conference Call:

Management will host a conference call on Thursday, August 5, 2021 at 10:00 a.m. eastern time (9:00 a.m. central).

Dial-in Information
United States & Canada:
+1 888-506-0062; passcode 562483
International:
+1 973-528-0011; passcode 562483
Webcast: https://www.webcaster4.com/Webcast/Page/2256/40949

Replay Information
United States & Canada:
+1 877-481-4010; passcode 42211
International:
+1 919-882-2331; passcode 42211

About Stabilis
Stabilis Solutions, Inc. is a vertically integrated energy transition company that provides clean energy solutions to our customers. Our solutions include small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America. Stabilis also provides hydrogen fueling services to its customers. Stabilis has safely delivered over 250 million gallons of LNG through more than 25,000 truck deliveries during its 16-year operating history in the LNG industry, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America. Stabilis’ customers use LNG and hydrogen as fuel sources in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG and hydrogen as alternatives to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions. Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or volumes are curtailed. To learn more, visit www.stabilis-solutions.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
LNG product	$11,812	$2,884	$23,507	$12,015
Rental, service and other	2,580	1,143	7,005	4,540
Power delivery	1,660	976	3,204	2,286
Total revenues	16,052	5,003	33,716	18,841
Operating expenses:
Cost of LNG product	9,354	2,551	18,166	8,648
Cost of rental, service and other	1,491	902	3,732	2,573
Costs of power delivery	1,292	888	2,452	2,135
Selling, general and administrative expenses	3,815	2,368	7,040	5,554
Gain from disposal of fixed assets	(24)	—	(24)	(11)
Depreciation expense	2,218	2,266	4,443	4,536
Total operating expenses	18,146	8,975	35,809	23,435
Loss from operations before equity income	(2,094)	(3,972)	(2,093)	(4,594)
Net equity income from foreign joint ventures' operations:
Income from equity investments in foreign joint ventures	538	1,001	959	887
Foreign joint ventures' operations related expenses	(63)	(53)	(130)	(113)
Net equity income from foreign joint ventures' operations	475	948	829	774
Loss from operations	(1,619)	(3,024)	(1,264)	(3,820)
Other income (expense):
Interest expense, net	(77)	(15)	(94)	(26)
Interest expense, net - related parties	(148)	(242)	(321)	(482)
Other income	1,023	(13)	1,113	25
Total other income (expense)	798	(270)	698	(483)
Loss before income tax expense	(821)	(3,294)	(566)	(4,303)
Income tax expense	183	169	263	210
Net loss	(1,004)	(3,463)	$(829)	$(4,513)

Common Stock Data:
Net loss per common share:
Basic and diluted	$(0.06)	$(0.21)	$(0.05)	$(0.27)
Weighted average number of common shares outstanding:
Basic and diluted	17,129,253	16,887,194	17,013,582	16,853,438

EBITDA	$1,622	$(771)	$4,292	$741
Adjusted EBITDA	536	(771)	3,206	741

Revenues by Segment
(unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
LNG	$14,392	$4,027	$30,512	$16,555
Power Delivery	1,660	976	3,204	2,286
Total Revenue	$16,052	$5,003	$33,716	$18,841

Gallons Delivered
(unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gallons Delivered
George West and Port Allen	6,593	2,447	13,110	9,415
3rd Party	7,084	2,149	13,975	7,128
Total Gallons Delivered	13,677	4,596	27,085	16,543

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,313	$1,814
Accounts receivable, net	7,048	5,620
Inventories, net	159	226
Prepaid expenses and other current assets	3,564	3,111
Due from related parties	—	42
Total current assets	14,084	10,813
Property, plant and equipment, net of accumulated depreciation	57,039	52,038
Right-of-use assets	602	786
Goodwill	4,453	4,453
Investments in foreign joint ventures	11,608	11,897
Other noncurrent assets	328	326
Total assets	$88,114	$80,313
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term notes payable	$127	$680
Current portion of long-term notes payable - related parties	3,496	3,351
Current portion of finance lease obligation	17	—
Current portion of finance lease obligation - related parties	—	648
Current portion of operating lease obligations	271	362
Short-term notes payable	—	432
Accrued liabilities	5,930	4,361
Accounts payable	3,969	4,395
Total current liabilities	13,810	14,229
Long-term notes payable, net of current portion	6,797	682
Long-term notes payable, net of current portion - related parties	1,441	2,726
Long-term portion of finance lease obligations	71	—
Long-term portion of operating lease obligations	393	490
Deferred compensation	31	59
Deferred income taxes	91	97
Total liabilities	22,634	18,283
Commitments and contingencies
Stockholders’ Equity:
Preferred Stock; $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 17,497,910 and 16,896,626 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	18	17
Additional paid-in capital	95,356	91,278
Accumulated other comprehensive income (loss)	322	122
Accumulated deficit	(30,216)	(29,387)
Total stockholders’ equity	65,480	62,030
Total liabilities and stockholders’ equity	$88,114	$80,313

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(1,004)	$(3,463)	$(829)	$(4,513)
Depreciation	2,218	2,266	4,443	4,536
Net Interest Expense	225	257	415	508
Income Tax Expense	183	169	263	210
EBITDA	1,622	(771)	4,292	741
Special Items*	(1,086)	—	(1,086)	—
Adjusted EBITDA	$536	$(771)	$3,206	$741

*Special items in Q2 of 2021 include forgiveness of indebtedness of a Payroll Protection Act Loan. There were no special items in Q2 of the prior year.

# # # # #
Investor Contact:
Rich Cockrell
CG Capital
877.889.1972
slng@cg.capital

Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilis-solutions.com